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                                                                     EXHIBIT 8.2

                      [Letterhead of Dorsey & Whitney LLP]

                                December 19, 2000


ShowCase Corporation
4115 Highway 52 North, Suite 300
Rochester, Minnesota 55901-0144

Dear Ladies and Gentlemen:

               We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on December 19, 2000 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of SPSS Acquisition Sub Corp., a wholly owned subsidiary of SPSS Inc., with and into ShowCase Corporation. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act.

               In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

               We hereby confirm that the discussions in the Proxy Statement/Prospectus under the captions "SUMMARY -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

               We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                          Very truly yours,


                                          /s/ Dorsey & Whitney, LLP

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